Exhibit 99.1

News Release
Media Line: 410 470-7433
www.constellationenergypartners.com

Media Contact:	Lawrence McDonnell
410 470-7433

Investor Contact:	Tonya Cultice
410 470-5619

Constellation Energy Partners Announces 2009 Business Plan and Forecast

•	Reaffirms 2008 forecast based on current performance

•	Outlines 2009 plan focused on maintaining net production levels and promoting financial flexibility

HOUSTON, Dec. 18, 2008 - Constellation Energy Partners LLC (NYSE Arca: CEP) today reaffirmed its 2008 forecast and provided an overview of its 2009 business plan and forecast.

“We remain encouraged by what we are seeing in terms of more predictability in our operational execution and asset performance,” said Stephen R. Brunner, president and chief executive officer of Constellation Energy Partners. “Based on our performance to date in the fourth quarter, we are confident in reaffirming our 2008 forecast. We expect to deliver results within our net production range of 17 to 18 Bcfe and Adjusted EBITDA range of $70.0 million to $75.0 million, with lease operating expense trending toward $2.10 per Mcfe for calendar year 2008.”

The company’s 2009 business plan and forecast, which was prepared in conjunction with the ongoing review undertaken with Tudor, Pickering, Holt & Co. Securities, Inc., the company’s strategic advisor, has been approved by the company’s Board of Managers.

“Our primary focus for the 2009 business plan will be to operate in a manner that provides the financial flexibility required to navigate the challenging market conditions we expect next year. We expect our efforts to continue to be impacted by commodity price volatility, financial market instability, and uncertainty related to our relationship with our sponsor, Constellation Energy Group,” said Brunner. “Our goal is to sustain our company through the current business cycle and position our operations for success over the long-term. We plan to do that by reducing our total capital expenditures to maintenance levels and taking other measures to enhance liquidity.”

The company’s 2009 business plan calls for total capital spending between $28.0 million and $33.0 million, which is expected to be used to complete 70 to 75 wells, primarily in the Cherokee Basin, and is expected to maintain net production at between 17.0 and 18.5 Bcfe. Operating expenses are expected to remain relatively flat compared to 2008, resulting in a range of between $57.5 million to $63.5 million for 2009.

As of Dec. 18, 2008, the company has approximately 13.5 Bcfe of its estimated net production for 2009 hedged, including hedges on 9.7 Bcfe of its Mid-Continent production at a weighted average price of $7.54 and hedges on 3.8 Bcfe of its remaining production at a weighted average price of $8.52. The remainder of the company’s estimated net production for 2009 is subject to market conditions and pricing.

The company received reaffirmation of the total borrowing base under its reserve-based credit facilities in late November. The current total borrowing base is $265.0 million, which leaves the company with $51.0 million of available borrowing capacity as of Dec. 18, 2008.

Management expects to recommend to the Board of Managers that its fourth quarter distribution, payable in February 2009, be set at $0.13 per outstanding common unit and Class A unit. All distributions are subject to approval by the company’s Board of Managers.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) plus interest (income) expense; depreciation, depletion and amortization; write-off of deferred financing fees; impairment of long-lived assets; (gain) loss on sale of assets; (gain) loss from equity investment; long-term incentive plan expense; accretion of asset retirement obligation; unrealized (gain) loss on natural gas derivatives; and realized (gain) loss on cancelled natural gas derivatives.

This financial measure is used by management to indicate (prior to the establishment of any cash reserves by our Board of Managers) the cash distributions we expect to pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. This financial measure is also used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure. Adjusted EBITDA, is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. We provide our earnings forecast in terms of Adjusted EBITDA. The most comparable GAAP measure to Adjusted EBITDA is net income. We are unable to reconcile our forecast Adjusted EBITDA to GAAP net income because we do not predict the future impact of adjustments to net income (loss), such as (gains) losses on gas derivatives and equity investments or asset impairments, due to the difficulty of doing so. These adjustments to net income (loss) could have the effect of increasing or decreasing any net income or net loss in the applicable period.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Conference Call Information

The company will host a conference call today at 8:30 a.m. (CST) to provide an overview of the company’s 2009 business plan and forecast.

To participate, analysts, investors, media and the public in the U.S. may dial (888) 322-9245 shortly before 8:30 a.m. (CST). The international phone number is (773) 756-0253. The conference password is PARTNERS.

A replay will be available approximately one hour after the end of the call by dialing (888) 562-0525 or (402) 998-1420 (international). A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy Partners’ web site (http://www.constellationenergypartners.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site approximately one hour after the completion of the call.

Constellation Energy Partners LLC, (http://www.constellationenergypartners.com), is a limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties, as well as related midstream assets.